UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Powell Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWELL INDUSTRIES, INC.

8550 Mosley Road

Houston, Texas 77075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held February 22, 2017

To the Stockholders of Powell Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders (the “Annual Meeting”) of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 7232 Airport Boulevard, in Houston, Texas 77061 on Wednesday, February 22, 2017, at 11:00 a.m., Houston time, for the following purposes:

1.	To elect three (3) members of the Company’s Board of Directors, with terms to expire in 2020;

2.	To hold a stockholder advisory vote on the compensation of executives;

3.	To hold a vote on whether the Company will conduct future say-on-pay votes every year, every two years or every three years; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed. Stockholders of record as of the close of business on January 4, 2017, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ Thomas W. Powell
Thomas W. Powell
Chairman of the Board

Houston, Texas

January 9, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to

Be Held on February 22, 2017

This Notice, Proxy Statement, Form of Proxy And Annual Report Are Available At:

http://investor.shareholder.com/powell/proxies.cfm

POWELL INDUSTRIES, INC.

8550 Mosley Road

Houston, Texas 77075

PROXY STATEMENT

January 9, 2017

Annual Meeting of Stockholders

February 22, 2017

SOLICITATION AND VOTING RIGHTS

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, February 22, 2017, at 11:00 a.m., Houston time, at the offices of the Company at 7232 Airport Boulevard, in Houston, Texas 77061, or at any adjournment thereof.

This Proxy Statement, proxy and the accompanying Notice of Annual Meeting and Annual Report on Form 10-K for year ended September 30, 2016, including consolidated financial statements, will be mailed to stockholders on or about January 9, 2017. The Board has fixed January 4, 2017, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 4, 2017, there were 11,411,638 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors. The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2020 will be elected as directors of the Company, class of 2020. Thus, abstentions and broker non-votes will have no effect on the election of directors. The proposal related to the non-binding approval of executive compensation is advisory only and therefore does not require a particular number of affirmative votes. Although the advisory vote on executive compensation is non-binding, the compensation committee of the Board (the “Compensation Committee”) values the opinions of the Company’s stockholders, and will consider the outcome of the vote when making future executive compensation arrangements.

Shares of the Common Stock present or represented at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

The shares represented by each valid proxy received by the Company on the form solicited by the Board will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of stockholders, the Company is required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 8550 Mosley Road, Houston, Texas 77075 or by telephone at (713) 947-4422.

Beneficial Stockholders.     If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other stockholders of the Company who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.    If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or your nominee will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 8550 Mosley Road, Houston, Texas 77075 or by telephone at (713) 947-4422.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The terms of three directors are scheduled to expire at the 2017 Annual Meeting or until their successors are duly elected and qualified under the Company’s bylaws. The terms of the remaining directors continue after the Annual Meeting. The Nominating and Governance Committee has nominated Eugene L. Butler, Christopher E. Cragg and Bonnie V. Hancock for election as directors with terms scheduled to expire in fiscal year 2020 or until their successors are duly elected and qualified.

Ms. Hancock and Messrs. Butler and Cragg currently serve as directors elected and qualified. Although the Board does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

RECOMMENDATION OF THE BOARD

The Board recommends that the stockholders vote FOR the election of each of the nominees.

PROPOSAL NO. 2

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 14A of the Exchange Act and the preference for annual non-binding advisory votes on executive compensation expressed by the Company’s stockholders at the 2011 Annual Meeting of Stockholders, the Board is providing the stockholders with the opportunity to endorse or not endorse the Company’s executive compensation (commonly known as “say-on-pay”) through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”

Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will consider the outcome of the vote when making decisions regarding future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the advisory approval of the Company’s executive compensation. Unless otherwise indicated on your proxy, your shares will be voted FOR the advisory approval of the Company’s executive compensation.

PROPOSAL NO. 3

SELECTION OF FREQUENCY OF SAY-ON-PAY VOTES

In connection with the say-on-pay approval vote under Proposal No. 2 above, the Company is also requesting that the stockholders select the frequency that such a vote will be solicited from the stockholders. Stockholders will have the option to select to have such a vote every year, every two years or every three years.

RECOMMENDATION OF THE BOARD

The Board recommends voting for the option to have a say-on-pay vote EVERY YEAR with the understanding that the Board will consider the most recent prior advisory vote of the stockholders.

BOARD OF DIRECTORS

The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his or her name, age as of the date of the 2017 Annual Meeting of Stockholders, principal occupation and employment for the past five years, offices held with the Company, the date he or she first became a director, and the date of expiration of his or her current term as director.

Name	Age	Principal Occupation for Past Five Years(1)	Offices Held with Company	Director Since	Term Expires
Eugene L. Butler	75	Director, Executive Chairman and CFO, Deep Down, Inc. since June 2007; Managing Director, CapSource Financial from 2005 to 2007.	Director	1990	2017
Christopher E. Cragg	55	Executive Vice President — Operations, Oil States International, Inc. since 2016; Senior Vice President — Operations, Oil States International, Inc. since 2006 to 2016; President, Oil States Energy Services since 2012.	Director	2008	2017
Bonnie V. Hancock	55	Executive Director of the Enterprise Risk Management Initiative and Lecturer at the Poole College of Management at North Carolina State University since 2005; President of Progress Fuels, a Progress Energy subsidiary from 2002 to 2005.	Director	2010	2017
Scott E. Rozzell	67	Executive Vice President & General Counsel of CenterPoint Energy from 2001 until his retirement in 2014.	Director	2011	2018
Stephen W. Seale, Jr.	77	Consultant, Professional Engineer until his retirement in December 2012.	Director	2015	2018
John D. White	68	Partner, The Southern Funds Group, LLC since 2008; Managing Director of The Wind Alliance from 2009 to 2011; Chairman of the Board and CEO, Standard Renewable Energy Group, LLC since 2006.	Director	2012	2018

Name	Age	Principal Occupation for Past Five Years(1)	Offices Held with Company	Director Since	Term Expires
Brett A. Cope	48	President and Chief Executive Officer of the Company since October 1, 2016; Sr. Vice President and Chief Operating Officer from December 30, 2015 through September 30, 2016; and Vice President of Sales and Marketing from December 27, 2010 through December 29, 2015	Director, President and Chief Executive Officer	2016	2019
Thomas W. Powell	76	Chairman of the Board since 1984; President and Chief Executive Officer of the Company from 1984 through September 2008; from September 14, 2011, through August 20, 2012; and from December 24, 2015 through September 30, 2016.	Director, Chairman of the Board	1984	2019
Richard E. Williams	58	Shell Loaned Executive to the United Way of Greater Houston since October 2015 until his retirement in 2016; Shell Loaned Executive to Wetlands International from 2013 to 2015; President, Shell WindEnergy Inc. from 2008 to 2013.	Director	2016	2019

(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

Board Structure, Committee Composition and Meetings

As of the date of this Proxy Statement, the Board was comprised of nine members, divided into three classes.

The Board is comprised of a majority of independent directors. The Board has determined that, as of the date of this Proxy Statement, Ms. Bonnie V. Hancock and Messrs. Eugene L. Butler, Christopher E. Cragg, Thomas W. Powell, Scott E. Rozzell, Stephen W. Seale, Jr. and John D. White and Mr. Richard E. Williams, are “Independent Directors” as such term is defined by Listing Rule 5605(a)(2) of The NASDAQ Stock Market, and that the current members of the audit committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (“the Exchange Act”). The Board based its determinations of independence primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships. As previously reported, Mr. Powell served as our interim President and Chief Executive Officer from December 24, 2015 until October 1, 2016. Pursuant to Listing Rule 5605(a)(2) of The NASDAQ Stock Market, Mr. Powell was not considered an “Independent Director” during Mr. Powell’s service as interim Chief Executive Officer of the Company.

Four meetings of the Board were held during the fiscal year ended September 30, 2016 (“Fiscal 2016”). No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board during the period that such director served on such committees.

It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on February 24, 2016, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

Committees, Memberships and Meetings

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of The NASDAQ Stock Market.

Audit Committee

The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication among other directors, the Company’s independent registered public accounting firm, internal audit and management as their duties relate to financial accounting, reporting and controls. The Audit Committee Charter does not expressly permit the Audit Committee to delegate its authority. The Audit Committee held four meetings during Fiscal 2016 and all meetings of the Audit Committee were separate and apart from meetings of the full Board.

The Audit Committee is comprised of Eugene L. Butler, Christopher E. Cragg and Stephen W. Seale, Jr. The Board has determined that each of Messrs. Butler and Cragg qualify as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act, and that each member of the Audit Committee is an independent director. A copy of the Audit Committee Charter is available on the Company’s website, powellind.com, under the section entitled “Investor Relations.”

Compensation Committee

The Compensation Committee provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and all subcomponent plans in which officers or directors are eligible to participate. The Compensation Committee regularly reviews the Company’s compensation practices, including the methodologies for setting the total compensation for senior management and officers. The Compensation Committee is responsible for determining compensation paid to the executive officers and for reviewing and recommending director compensation to the Board.

The Compensation Committee also strives to make the Company’s compensation competitive by comparing the Company’s practices and compensation levels against the results of surveys of related-industry companies.

The Compensation Committee has the authority to directly engage independent consultants and periodically utilizes consultants to provide advice and recommendations regarding executive compensation. The Compensation Committee has the flexibility to exercise its independent judgment when establishing compensation policies, especially when rewarding individual performance. The Compensation Committee Charter does not expressly permit the Compensation Committee to delegate its authority.

The Compensation Committee is comprised of Christopher E. Cragg, Bonnie V. Hancock and Scott E. Rozzell. The Compensation Committee held four meetings during Fiscal 2016. A copy of the Compensation Committee Charter is available on the Company’s website, powellind.com, under the section entitled “Investor Relations.”

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for selecting director nominees for election by the stockholders to fill directorships with expiring terms and for appointing new members to the Board to fill unexpired terms of directorships vacated during the terms. Annually, the Nominating and Governance Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating and Governance Committee recommends to the Board a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. The Nominating and Governance Committee is also responsible for reviewing and monitoring the adherence to the Corporate Governance Guidelines adopted by the Board.

The Nominating and Governance Committee is comprised of Eugene L. Butler, John D. White and Richard E. Williams. During the Fiscal 2016, the Committee held four meetings. In December 2016, the Nominating and Governance Committee met and discussed the current director candidates, and recommended to the Board the reelection of the three candidates nominated above. A copy of the Nominating and Governance Committee Charter is available on the Company’s website, powellind.com, under the section entitled “Investor Relations.”

Director Compensation

The Company uses a combination of cash and equity based compensation in the form of restricted stock to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. Only directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee or reimbursement of out-of-pocket expenses for their services as directors.

For Fiscal 2016, compensation for non-employee directors was comprised of the following components:

		Cash Compensation	Common Stock
Quarterly Retainer — Chairman of the Board		$22,500
Quarterly Retainer — Audit Committee Chair		$13,000
Quarterly Retainer — Compensation Committee Chair		$12,000
Quarterly Retainer — Nominating and Governance Committee Chair		$11,500
Quarterly Retainer — All other directors		$10,000
Committee Meeting Fees	Audit	$1,500
(For each meeting attended)	Compensation	$1,000
	Nominating and Governance	$1,000
Annual Restricted Stock Award (shares)			2,000

In addition to the above, the Company reimburses expenses related to attendance at meetings to non-employee directors.

The Company has stock ownership guidelines for its non-employee directors. Under these guidelines, each non-employee director is required to own and hold a minimum of 6,000 vested or unvested shares of the Company. Each non-employee director has three years to comply with the stock ownership guidelines and all non-employee directors are in compliance with the stock ownership guidelines.

The stockholders voted at the February 26, 2014, meeting to approve the 2014 Non-Employee Director Equity Incentive Plan (the “Director Plan”). The total number of shares of Common Stock reserved under the plan is 150,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the Company.

Under the terms of the Director Plan, the maximum number of shares subject to stock options and stock appreciation rights that may be granted during any calendar year to any individual under the Director Plan is 12,000 shares. The total number of shares that may be issued for awards to any single participant during a calendar year for other stock-based awards (excluding stock options and SARs) is 4,000 shares. The Compensation Committee has determined that each non-employee director will receive 2,000 restricted shares of the Company’s Common Stock annually.

DIRECTOR COMPENSATION FOR FISCAL 2016

The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Eugene L. Butler	62,000	51,260		113,260
Christopher E. Cragg	58,000	51,260		109,260
Bonnie V. Hancock	47,000	51,260		98,260
Scott E. Rozzell	44,000	51,260		95,260
Stephen W. Seale, Jr	48,000	51,260		99,260
John D. White	47,500	51,260		98,760
Richard E. Williams	21,000	51,260		72,260

(1)	The amounts in this column reflect the aggregate grant date fair value.

(2)

All of the referenced stock awards relate to the annual issuance of 2,000 shares of restricted stock to each of our directors, which vest in two equal installments on the first and second anniversaries of the date of grant. Excepting grants to newly appointed directors, following any two years of service, each of our directors would hold 3,000 shares of unvested restricted stock (2,000 unvested shares from the most recent issuance and 1,000 unvested shares from the prior year’s issuance).

CORPORATE GOVERNANCE

The Company has established Corporate Governance Guidelines, which may be found on the Governance page of the Company’s website, powellind.com. The Corporate Governance Guidelines include the definition of independence used by the Company to determine whether its directors and nominees for directors are independent, which are the same qualifications prescribed under the Marketplace Rules of The NASDAQ Stock Market. Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings occur as an executive session without the management director in attendance in conjunction with regularly scheduled meetings of the Board throughout the year. From time to time during executive sessions, the independent directors meet with individual members of senior management. Because the Chairman of the Board is a member of management, the separate non-management sessions are presided over by an independent director elected by a majority of the non-management directors.

Board Leadership Structure

The Chairman of the Board is elected by the Board on an annual basis. Mr. Powell currently serves as Chairman. The Board has determined that Mr. Powell should continue to serve in the role of Chairman based on various factors. First, as the Company’s long-time Chief Executive Officer and Chairman, Mr. Powell’s leadership and vision for the Company as well as his extensive knowledge and experience of the electrical manufacturing business derived from his decades of experience as CEO have been instrumental in its development. Second, Mr. Powell is uniquely qualified to be the Company’s Chairman because he has years of experience in that role. Third, Mr. Powell has the confidence of the Board, the Company and its stockholders to continue to oversee the implementation of the Company’s business plan.

A Lead Independent Director is elected by the Board on an annual basis. The Lead Independent Director’s roles and responsibilities include, among other things, serving as a liaison and supplemental channel of communication between other members of the Board and the Chairman; presiding at executive sessions or other meetings of the Board in the absence of, or upon the request of, the Chairman; reviewing Board agendas as requested by the Chairman; reviewing and recommending matters for the Board to consider; performing such other duties as the Board may delegate from time to time. Mr. Rozzell currently serves as our Lead Independent Director. The Board has determined that Mr. Rozzell should serve in the role of Lead Independent Director based on his extensive leadership experience in corporate governance, both as an attorney and as a former general counsel of a public company.

Board’s Role in Risk Oversight

The Board utilizes the Company’s risk management process to assist in fulfilling its oversight of the Company’s risks. Management, which is responsible for day-to-day risk management, conducts a risk assessment of the Company’s business annually and more often on an as-needed basis. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in approving the Company’s business plans as promoted by management is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations and with conflict-of-interest issues that may arise. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. At least annually, the Nominating and Governance Committee considers risks related to corporate governance.

Risk Assessment in Compensation Programs

The Compensation Committee conducts an annual risk assessment to determine whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. This risk assessment process for Fiscal 2016 included: a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to company strategy. Although the Compensation Committee reviewed all compensation programs, it focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

The Compensation Committee took the following risk considerations into account in developing the incentive plans:

•	Incentive plan metrics are aligned with our business strategy;

•	Performance objectives are balanced with the quality and sustainability of business results;

•	The full range of potential payouts under each plan is understood;

•	Short term incentive payouts are capped;

•	Long term incentive payouts are capped;

•	Leverage and ratio of incentive compensation to salary and total compensation are understood;

•	Performance, structure and target incentive plan opportunities are comparable to those of industry or peers;

•	The Compensation Committee may exercise discretion where appropriate;

•	The Company’s focus on long-term performance aligns with stockholder interests, and incentives are calculated over a time horizon that takes into account the risk horizon; and

•	The Compensation Committee reviews and discusses material risks when considering incentive programs.

Further to emphasize the alignment of our named executive officers’ interest with the interests of our stockholders, the Company has adopted the following policies and programs:

•	Stock ownership policy for executives ranging from 1 to 5 times base salary;

•

A policy to recoup compensation paid to an executive in the event the Company’s financial statements are restated and such restatement resulted from material non-compliance with financial reporting requirements;

•	A policy to prohibit an executive from engaging in a transaction to purchase a hedging instrument that protects the executive from downward changes in the Company’s stock price;

•	A policy that generally prohibits an executive from pledging stock of the Company that is otherwise held by him or her;

•	A policy to prohibit an executive from holding stock of the Company in a margin account;

•	A policy to prohibit the use of excise tax gross-ups in executive employment agreements, commencing with executive employment agreements entered into on or after October 1, 2013; and

•	Adoption of a limit on the number of shares that may be earned by each executive under long-term incentive awards, which replaces a prior compensation practice of no share limitation.

The above policies and procedures are designed to, among others, mitigate risk that any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company.

We believe that our incentive compensation programs provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk-management practices of the Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs. Based on the foregoing, the Compensation Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Company reviews any transaction exceeding $120,000 between the Company or a subsidiary of the Company and any of our directors, executive officers or any of their immediate family members or any nominee for director or a holder of more than 5% of any class of our voting securities. The Company’s Code of Business Conduct and Ethics requires disclosure by directors of any situation that involves, or may reasonably be inferred to involve, a conflict between a director’s personal interests and the interests of the Company. The Company’s practice when such matters have been disclosed has been to refer the matter for consideration and final determination by the Audit Committee or the independent directors of the Board, or both, who then consider the fairness of the transaction to the Company, as well as other factors bearing upon its appropriateness. In all such matters, any director having a conflicting interest abstains from voting on the matters.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers, and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, powellind.com, or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Road, Houston, Texas 77075. The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of its Code of Business Conduct and Ethics that apply to the Chief Executive Officer, Chief Financial Officer by posting such information on the Company’s website.

Communications with the Board

The Board, comprised of a majority of independent directors, has unanimously approved a process for stockholders, or other interested persons, to communicate with the Board. This process is located on the Governance page of the Company’s website, powellind.com. The relevant document is titled “Procedures for Communication with Directors.”

In addition, stockholders, or other interested persons, wishing to communicate with the Board for anonymous complaints about accounting, internal accounting control and auditing issues may call the Company’s toll-free governance hotline at 1-877-888-0002. The Audit Committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed on to the Board. Stockholders, or other interested persons, calling the hotline should provide a sufficiently detailed description of the nature of the matter that the person wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.

Nomination Process

The Nominating and Governance Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee

c/o the Secretary, Powell Industries, Inc., 8550 Mosley Road, Houston, TX 77075 and should be accompanied by the following information:

•

All information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	The name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	Appropriate biographical information and a statement as to the qualifications of the nominee.

The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board by preparing a slate of candidates who meet the criteria for selection as a nominee and have specific qualities or skills being sought based on input from members of the Board. When formulating its recommendations for potential Board nominees, the Nominating and Governance Committee seeks and considers advice and recommendations from management and other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants or other advisors as the Nominating and Governance Committee or the Board may deem appropriate.

The Nominating and Governance Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Nominating and Governance Committee. Members of the Board also have an opportunity to interview qualified nominees. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating and Governance Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating and Governance Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not previously received a stockholder recommendation for a nominee for director. The Nominating and Governance Committee is responsible for appointing new members to the Board to fill the unexpired term of a directorship vacated during the term or new directorships created by any increase in the size of the Board.

Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Governance page of the Company’s website, powellind.com, are determined by the Board with input from the Nominating and Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account the Company’s needs and current makeup of the Board. This assessment should include appropriate knowledge, experience and skills in areas deemed critical to understanding the Company and its business, the candidate’s commitments to the boards of other companies, and personal characteristics, such as integrity and judgment. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. It is the Board’s opinion that the qualification guidelines included in the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant. In September 2011, the Board approved a resolution raising from 70 to 75 the age after which an independent director will not stand for reelection at the end of such director’s then current term. The Board has waived this restriction for Mr. Powell, Mr. Butler and Mr. Seale.

Practices for Considering Diversity

The minimum criteria for selection of members to serve on our Board ensures that the Nominating and Governance Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the electrical equipment and energy industries, engineering, manufacturing, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees as a group. These evaluations assess the diversity of talents, expertise, and occupational and personal backgrounds of the Board members.

Director Qualifications

When identifying director nominees, the Nominating and Governance Committee will consider the following:

•	The person’s reputation, integrity and independence;

•

The person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the Board and the current state of the Company and the electrical distribution and energy industries generally at the time of determination;

•	The number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the Company; and

•	The person’s knowledge of areas and businesses in which the Company operates.

The Nominating and Governance Committee and the Board believe the above mentioned attributes, along with the leadership skills and other experience of its Board members and nominees described below, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Eugene L. Butler

•	Business leadership experience as an executive officer of several public companies serving the oil and gas industry;

•	Prior experience as a Certified Public Accountant (CPA) with a major accounting firm and is an audit committee financial expert pursuant to SEC rules;

•	Board experience with other public companies.

Brett A. Cope

•	Business management experience in the electrical equipment industry;

•	Extensive sales and marketing experience in industrial markets including the oil and gas market;

•	Serves as the Company’s President and Chief Executive Officer.

Christopher E. Cragg

•	Business leadership experience as an executive officer of a public company serving the oil and gas industry;

•	Prior experience as a CPA with a major accounting firm and is an audit committee financial expert pursuant to SEC rules;

•	Significant oil and gas industry experience with relationships with suppliers and customers.

Bonnie V. Hancock

•	Business leadership experience as a senior leader of a major investor-owned utility;

•	Prior experience in public accounting with accounting and tax expertise;

•	Corporate risk management expertise.

Thomas W. Powell

•	Business leadership experience as the prior Chief Executive Officer;

•	Over 40 years of experience in the industry with extensive relationships with suppliers and customers;

•	Significant experience in operational management, product development and sales.

Scott E. Rozzell

•	Public company experience, served as Executive Vice President and General Counsel at a public utility;

•	Over 35 years of legal experience;

•	Extensive leadership experience in corporate governance.

Stephen W. Seale, Jr.

•	Business leadership and technical experience as a professional engineer;

•	Industry knowledge and experience in project management;

•	Knowledge of corporate governance and financial oversight.

John D. White

•	Business leadership experience as Chairman and CEO of alternate energy companies;

•	Industry knowledge and experience in oil & gas and pipeline companies;

•	Extensive legal experience.

Richard E. Williams

•	Business leadership experience as President of leading alternate energy company;

•	Technical experience as a professional engineer;

•	Extensive knowledge and experience in the oil & gas and pipeline industry.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Nominating and Governance Committee, upon its own recommendation and approval of the independent members of the Board, recommended that the Board nominate Eugene L. Butler, Christopher E. Cragg and Bonnie V. Hancock for election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2020 or until their successors are duly elected and qualified and has otherwise satisfied its responsibilities under its charter.

The Nominating and Governance Committee of the Board,

John D. White, Chairman

Eugene L. Butler

Richard E. Williams

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 4, 2017 (unless otherwise indicated below), the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Stock, each director and nominee for director, each of the named executive officers and all named executive officers and directors as a group. Unless otherwise indicated, the address for all current executive officers and directors is c/o Powell Industries, Inc., 8550 Mosley Road, Houston, Texas 77075.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Thomas W. Powell	2,543,255	(2)	22.3%
PO Box 12818 Houston, Texas 77217
FMR, LLC	1,200,000	(3)	10.5%
245 Summer Street Boston, MA 02210
BlackRock, Inc.	853,974	(4)	7.5%
55 East 52nd Street New York, NY 10022
Dimensional Fund Advisors LP.	629,035	(5)	5.5%
6300 Bee Cave Road Austin, TX 78746
Eugene L. Butler	22,000	(6)	*
Brett A. Cope	26,637	(7)	*
Christopher E. Cragg	10,000	(6)	*
Bonnie V. Hancock	12,500	(6)	*
Milburn E. Honeycutt	21,481	(8)	*
Don R. Madison	73,396	(9)	*
Scott E. Rozzell	11,500	(6)	*
Stephen W. Seale, Jr.	7,117	(6)	*
John D. White	8,500	(6)	*
Richard E. Williams	3,000	(10)	*
All Executive Officers and Directors as a group (11 persons)	2,738,386	(11)	24.0%

*	Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)

Mr. Powell has sole voting power and sole investment power with respect to 2,513,650 of such shares, of which 715,022 are held directly, and 1,798,628 are held by TWP Holdings, Ltd., a partnership controlled by

Mr. Powell. Also includes 1,000 shares of restricted stock issued in accordance with the Company’s 2014 Non-Employee Director Equity Incentive Plan and 2,000 share of restricted stock issued in accordance with the Company’s 2014 Equity Incentive Plan. Also includes 26,605 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Pruitt.

(3)	The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2016, based on a Schedule 13F-HR dated November 14, 2016, filed by FMR, LLC.

(4)	The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2016, based on a Schedule 13F-HR dated November 8, 2016, filed by BlackRock, Inc.

(5)	The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2016, based on a Schedule 13F-HR dated November 10, 2016, filed by Dimensional Fund Advisors LP.

(6)	Includes 3,000 shares of restricted stock issued in accordance with the Company’s 2014 Non-Employee Director Equity Incentive Plan.

(7)	Includes 16,667 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan.

(8)

Includes 6,500 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan and 399 shares held in trust for the account of Mr. Honeycutt under the Employees Incentive Savings Plan of the Company.

(9)

Includes 13,833 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan and 975 shares held in trust for the account of Mr. Madison under the Employees Incentive Savings Plan of the Company.

(10)	Includes 2,000 shares of restricted stock issued in accordance with the Company’s 2014 Non-Employee Director Equity Incentive Plan.

(11)

Includes 21,000 shares of restricted stock issued in accordance with the Company’s 2014 Non-Employee Director Equity Incentive Plan, 2,000 shares of restricted stock issued in accordance with the Company’s 2014 Equity Incentive Plan and 37,000 shares of restricted stock units issued in accordance with the Company’s 2014 Equity Incentive Plan.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of the Company.

Name	Age	Since	Position
Don R. Madison(1)	59	2001	Executive Vice President and Chief Financial and Administrative Officer
Milburn E. Honeycutt(2)	53	2005	Vice President, Controller and Chief Accounting Officer

(1)

Mr. Madison was elected Executive Vice President and Chief Financial and Administrative Officer of the Company by the Board at its February 23, 2007, meeting which election became effective on that date. Mr. Madison had previously served as Vice President and Chief Financial Officer of the Company since October 1, 2001.

(2)

Mr. Honeycutt was elected Vice President, Controller and Chief Accounting Officer of the Company by the Board at its September 14, 2011, meeting which election became effective on that date. Mr. Honeycutt had previously served as Vice President and Controller of the Company since April 15, 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the design and purpose of our compensation programs applicable to our officers listed in the Summary Compensation Table. We refer to these officers as our Named Executive Officers (“NEOs”). For the fiscal year ending September 30, 2016 (“Fiscal 2016”), they include Mr. Thomas W. Powell, former President and Chief Executive Officer; Mr. Michael A. Lucas, former President and Chief Executive Officer; Mr. Don R. Madison, Executive Vice President and Chief Financial and Administrative Officer, Secretary and Treasurer; Mr. Brett A. Cope, former Senior Vice President and Chief Operating Officer and current President and Chief Executive Officer; and Mr. Milburn E. Honeycutt, Vice President, Controller and Chief Accounting Officer. The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy.

As previously disclosed, Mr. Lucas resigned as our President and Chief Executive Officer effective December 24, 2015, and Mr. Thomas W. Powell was elected as our President and Chief Executive Officer to succeed Mr. Lucas effective December 24, 2015. Effective October 1, 2016, Mr. Brett A. Cope was elected as our President and Chief Executive Officer to succeed Mr. Powell. From December 30, 2015 through September 30, 2016, Mr. Cope served as our Senior Vice President and Chief Operating Officer. Accordingly, the compensation paid to Mr. Cope reflected in this Proxy Statement relates only to his compensation received during his service as our Senior Vice President and Chief Operating Officer.

Overview

Our executive compensation program covering our NEOs is designed to attract and retain critical executive talent, to motivate behaviors that align with stockholders’ interests and to pay for performance. The majority of our NEOs’ pay is variable and contingent on performance.

For Fiscal 2016, the Company has structured its compensation programs so that the annual cash incentive program is 100% performance-based and 40% of annual grants of equity vest based on targets established by the Compensation Committee. The Company has adopted a peer group comprising companies that operate primarily in Powell’s industry and are of reasonably comparable size. To ensure pay is competitive with market practices, we conduct periodic studies that, in conjunction with individual performance assessments, are used to assist in determining the total target direct compensation of our NEOs.

It is the judgement of the Compensation Committee that the judicious use of relevant market surveys and the structuring of performance-based compensation communicate the Company’s commitment to reasonable compensation opportunities for the Company’s executive officers that are consistent with returns realized by stockholders. Further, to emphasize the alignment of our NEOs’ interests with the interests of our stockholders, the Company has adopted the following policies and programs:

•

Stock ownership policy for executives ranging from 1 to 5 times base salary. While all executives are in compliance with the Company’s policy, Brett Cope has not yet reached the ownership target due to his time in position;

•

A recoupment policy, to recoup compensation paid to an executive in the event the Company’s financial statements are restated and such restatement resulted from material non-compliance with financial reporting requirements;

•	A policy to prohibit an executive from engaging in a transaction to purchase a hedging instrument that protects the executive from downward changes in the Company’s stock price;

•	A policy that generally prohibits an executive from pledging stock of the Company that is otherwise held by him or her;

•	A policy to prohibit an executive from holding Company stock in a margin account;

•	A policy to prohibit the use of excise tax gross-ups in executive employment agreements, commencing with executive employment agreements entered into on or after October 1, 2013; and

•	Adoption of a limit on the number of shares that may be earned by each executive under long-term incentive awards, which replaces a prior compensation practice of no share limitation.

Finally, the Compensation Committee took the following considerations into account in developing the incentive plans:

•	Incentive plan metrics are aligned with our business strategy;

•	Performance objectives are balanced with the quality and sustainability of business results;

•	The full range of potential payouts under each plan is understood;

•	Short-term incentive payouts are capped;

•	Long-term incentive payouts are capped;

•	Leverage and ratio of incentive compensation to salary and total compensation are understood;

•	Performance, structure and target incentive plan opportunities are comparable to those of the industry or peers;

•	The Compensation Committee may exercise discretion where appropriate;

•	The Company’s focus on long-term performance aligns executives with stockholder interests, and incentives are determined over a time horizon that is consistent with the Company’s business cycle; and

•	The Compensation Committee reviews and discusses material risks when considering incentive programs.

Our Fiscal 2016 Performance

Although target incentive opportunities are set by reference to market data, the incentive plan terms provide for actual payouts to be based upon actual performance results. For Fiscal 2016, short-term incentives were paid at above target levels for the NEOs as performance results exceeded the Company’s established goal. For Fiscal 2016, no long-term equity incentives were awarded because the Company’s performance results over the three year period ending September 30, 2016 were below the Company’s threshold performance established by the Board of Directors.

Executive Total Compensation Philosophy and Objectives

The Compensation Committee works to ensure that the total compensation paid to the Company’s executive team is fair, reasonable and competitive.

The Compensation Committee’s philosophy regarding the executive compensation program for our NEOs has been to provide compensation structured to maximize shareholder value by aligning the short-term and long-term interests of our executive officers with those of our investors. Our programs are intended to:

•	Attract, motivate, reward and retain key executive talent required to achieve corporate strategic objectives;

•	Reinforce the relationship between strong individual performance of executives and business results; and

•	Encourage our executives to focus on both the short-term and long-term performance of the Company.

The compensation offered by the Company to its officers is intended to be competitive within the markets in which we compete for executive talent. The Compensation Committee considers market reference points developed from peer company data and surveys and uses this information to assure that compensation programs are sufficient to attract and retain executive talent.

Compensation programs are designed so that a significant portion of executive pay opportunities are “at risk,” meaning that the ultimate compensation realized by our NEOs is tied to the Company’s financial and equity performance. In structuring incentive pay, the Compensation Committee is mindful that incentive programs should not encourage excessive risk taking and structures programs that are designed to balance short-term results and long-term, multi-year outcomes.

The response from the Company’s stockholders at the annual meetings held in 2016, 2015 and 2014 in regard to the advisory vote relating to compensation paid to executives was positive. Nevertheless, the Compensation Committee will, as a matter of practice, continually review the effectiveness and appropriateness of compensation practices and make adjustments based on internal considerations and external input as required and has responded as described in the “Overview” above.

Committee Overview

The Compensation Committee is comprised of Ms. Hancock and Messrs. Cragg and Rozzell. Mr. Cragg serves as the Compensation Committee’s Chairman. Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NASDAQ; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee operates under a written charter adopted by the Board.

The Compensation Committee reviews and approves all compensation elements for the NEOs, including the Chief Executive Officer (“CEO”). In fulfilling its duties, the Compensation Committee considers information and recommendations from the CEO and may, under its charter, engage the services of an independent compensation consultant.

The Compensation Committee has engaged the services of BDO USA, LLP (“BDO”) as its independent consultant. Prior to entering into the engagement, the Compensation Committee determined that (i) BDO met the independence criteria under guidelines adopted by the NASDAQ in regard to compensation committee advisor independence and (ii) BDO’s work did not raise any conflicts of interest. Under the scope of the engagement, BDO has advised the Compensation Committee on market compensation levels and incentive plan matters and has provided assistance in drafting this Compensation Discussion and Analysis.

The Compensation Committee works with the Company’s CEO to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. The Compensation Committee on occasion meets with the Company’s CEO and other executives to obtain recommendations with respect to the Company’s compensation programs and practices. Although management makes recommendations to the Compensation Committee regarding compensation of NEOs, the Compensation Committee is not bound by and does not always accept management’s recommendations. While our CEO attends Compensation Committee meetings, he is not present during voting or deliberations with respect to his compensation. The Compensation Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

Executive Compensation Elements

The Company’s executive compensation program is comprised of the following elements:

•	Base Salary;

•	Short-term Cash Incentive Plan;

•	Long-term Compensation Plan, or LTCP; and

•	Benefits and Certain Perquisites.

Base Salary.    The Company pays base salaries to executive officers in order to compensate them for day-to-day services rendered to the Company over the course of each year. Salaries for executive officers are reviewed annually by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to the results of peer analyses and surveys of related-industry companies, as well as the specific actions and strategic activities of such executive officer for the prior year. In particular, the Compensation Committee reviews the CEO’s job performance for the prior year, from both a quantitative aspect and a qualitative aspect as noted below under “Compensation Opportunities for Fiscal 2016.”

Short-Term Cash Incentive Compensation.    The Company utilizes cash incentive pay in order to incentivize the achievement of specific operating and financial objectives that are determined on an annual basis. The methodology for determining annual cash incentive pay is identical for each of our NEOs.

Long-Term Compensation.    It is the Company’s opinion that the interests of stockholders are best served when a portion of employee compensation is tied to the long-term performance of the Company and the value realized by its investors. Pursuant to the Company’s 2014 Equity Incentive Plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other equity-based awards. Recently, the Company has used time and performance-vesting restricted stock unit awards as a means to incentivize long-term employment and performance and to align individual compensation with the objective of building long-term stockholder value.

The Compensation Committee’s goal is to make all annual compensation decisions, including approval of equity awards to NEOs, at its regularly scheduled September meeting. These awards become effective upon the Board of Director’s approval of the Company’s annual operating plan.

Perquisites and Benefits.    The Company provides its NEOs with a very limited number of perquisites that the Compensation Committee believes are reasonable and consistent with its overall goal of offering competitive compensation programs. The Compensation Committee periodically reviews the levels of perquisites provided to the NEOs to assure they remain reasonable and appropriate.

401(k) Plan.    Powell Industries, Inc. 401(k) Plan is a tax-qualified retirement savings plan in which most U.S. employees, including the NEOs, are eligible to participate. Key elements of the plan include: participants may elect to make contributions on a pre-tax basis, contributions are limited by the Code, the Company matches 50% of the first 6% of pay that is contributed to the savings plan, and all employee contributions vest immediately. NEOs participate in the 401(k) Plan on the same basis as other employees of the Company.

Deferred Compensation Plan.    The NEOs are eligible to participate in the Powell Industries, Inc. Deferred Compensation Plan, which is a non-qualified, unfunded retirement savings plan intended to comply with Code Section 409A in terms of its design and administration. This Plan provides the opportunity to increase deferrals of base salary and to elect deferrals of annual cash incentive compensation awards. Key elements of the plan include: participants can contribute up to 50% of their base salary and 100% of their short-term cash incentive compensation awards in excess of the amounts eligible to be contributed to the Company’s 401(k) Plan. Base salary and short-term cash incentive compensation deferrals are eligible for an employer matching contribution. Employee contributions and earnings credits on account balances vest immediately.

Factors Considered When Determining Total Compensation

Peer Group Information.    The Compensation Committee sets base salaries and short-term and long-term incentive target levels based in part on market reference points that reflect its consultant’s analysis of the compensation practices of a peer group of companies in similar industries, of reasonably similar size and with comparable business cycles. Additional market information may be considered using survey data obtained from Equilar. While the Company does not use the median of market practice as a reference point, it does consider the market median as an informal benchmark for measuring the overall competitiveness of executives’ total compensation opportunity given each individual’s performance, qualifications and experience and the performance of the Company.

In September 2015, the Compensation Committee made a thorough review of the companies that had comprised the peer group in prior years and determined that no changes in its composition were necessary. It is the Compensation Committee’s intent to routinely review the make-up of the peer group and, in consultation with its independent consultant, to make adjustments to the composition of the group as deemed appropriate. The companies approved as the Fiscal 2016 peer group are listed below.

Compensation Peer Group for Fiscal 2016

Altra Industrial Motion Corporation	Ameresco, Inc.	A. O. Smith Corporation

AZZ Inc.	Belden, Inc.	Daktronics, Inc.

Electro Scientific Industries, Inc.	EnerSys	Franklin Electric Company, Inc.

Littelfuse, Inc.	LSI Industries, Inc.	Preformed Line Products Company

Woodward, Inc.

External Market Conditions and Individual Factors.    In addition to using peer and survey data, the Compensation Committee also takes into account external market conditions and individual factors when establishing the total compensation of each NEO. Some of these factors include the executive’s performance, level of experience, tenure and responsibilities and position, in addition to competitive pressures for that position within the industry, economic developments, the condition of labor markets and the financial and market performance of the Company. The Compensation Committee uses tally sheets that outline the executive’s historical and proposed compensation. The Compensation Committee also considers internal equity when evaluating the compensation of our NEOs relative to one another.

The Company has adopted the following policies to assure that executives’ interests are aligned with those of stockholders, that there is a mechanism to recover compensation when this payment was not consistent with Company policy and to mitigate against risks inherent in compensation programs:

Executive Incentive Award Recoupment Policy

The Company has adopted a policy that (i) in the event of a restatement of the Company’s financial results (a “Restatement”) due to material noncompliance with any financial reporting requirement or misconduct by an executive or (ii) in the event no Restatement is required but the Board determines an executive engaged in misconduct that contributed to inaccurate operation metrics; with (i) or (ii) resulting in any performance-based compensation paid during the 12 months preceding such Restatement that would have been lower had it been calculated based on such restated results, the Compensation Committee may, to the extent practicable and permitted by applicable law, seek to recover from such executive all of the incentive compensation paid to such executive or credited to such executive’s deferred compensation account for the relevant period.

Executive Stock Ownership Policy

The Company has adopted an executive stock ownership policy to (i) emphasize the link between the Company’s executives and the long-term interests of the Company’s stockholders and (ii) enhance the image of the Company by openly communicating to investors, lenders, market analysts and the public that the interests of the Company’s executives are directly tied to the long-term success of the Company through personal capital investment in stock of the Company. Pursuant the Company’s stock ownership policy, certain executives are expected to accumulate and retain shares of the Company’s stock in order to achieve target ownership levels that are one to five times the executive’s base salary, depending on the executive’s position and title with the Company.

For Fiscal 2016 the ownership targets were:

President and Chief Executive Officer	5 times base salary
Executive Vice President and Chief Financial Officer	3 times base salary
Senior Vice President and Chief Operating Officer	3 times base salary
Vice President and Chief Accounting Officer	1 times base salary

Executive Hedging and Pledging Policy

The Company has adopted a policy that prohibits certain executives from (i) engaging in any transaction to purchase hedging instruments that protect against downward changes in the Company’s stock price or (ii) holding securities of the Company in a margin account or pledging securities of the Company as collateral for any other loan. Shares subject to the Executive Hedging and Pledging Policy are limited to shares of the Company’s Common Stock that are subject to the Executive Stock Ownership Policy. In limited circumstances and on a case-by-case basis, an exception to the prohibition described in “(ii)” above may be granted by the Chief Executive Officer (or the Compensation Committee if the executive in question is the Chief Executive Officer).

How the Company Determines Changes in Compensation for Named Executive Officers

Chief Executive Officer.    The Compensation Committee evaluates the CEO’s performance based on:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the CEO; and

•	Leadership accomplishments.

The Compensation Committee considers the performance of the CEO compared to objectives and the general economic environment when determining his compensation. The Compensation Committee is responsible for ensuring that the views of the Board with respect to the performance of the CEO are reviewed and discussed with him on a periodic basis. The Compensation Committee makes final decisions regarding the CEO’s compensation.

Other Named Executive Officers.    Each year the CEO submits to the Compensation Committee a performance assessment and compensation recommendation for each of the other NEO’s. The CEO also participates in the discussions with the Compensation Committee prior to their approval of compensation for such officers. The performance evaluation is based on factors such as:

•	Achievement of individual and the Company’s objectives;

•	Contribution to the Company’s performance; and

•	Leadership accomplishments.

While the Compensation Committee gives weight to the views of the CEO on executive compensation matters, the Compensation Committee may take other considerations into account. Ultimately, final compensation determinations are made at the Compensation Committee’s discretion.

Compensation Opportunities for Fiscal 2016

The base salary, short-term incentive opportunity and long-term incentive opportunity established for each of our NEOs are intended to provide total target compensation appropriately positioned competitively for individuals in comparable positions and in markets in which we compete for executive talent. Consistent with our objectives, 55% of our CEO’s total target pay opportunity is offered in the form of short-term and long-term incentives. The following table shows Fiscal 2015 target direct compensation opportunities for our NEOs:

Target Pay Opportunity for Fiscal 2016

Named Executive Officer	Base Salary	Short-Term Incentive Target (Percent of Base Salary)	Long-Term Incentive Target (Percent of Base Salary)	Total Target Pay Opportunity
Michael A. Lucas(1)	$643,000	100%	175%	$2,411,250
Thomas W. Powell(2)	$—	—	—	$—
Don R. Madison	$370,000	75%	75%	$925,000
Brett A. Cope(3)	$370,000	75%	75%	$925,000
Milburn E. Honeycutt	$242,000	50%	50%	$484,000

Notes:	(1) On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(2)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(3)	On December 30, 2015, Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company.

Salary and Total Pay Opportunity.    In September 2015, the Compensation Committee considered whether adjustments to NEO salaries and incentive opportunities were appropriate for Fiscal 2016. After review, all NEO salaries and incentive opportunities were left unchanged for Fiscal 2016.

Short-Term Incentives.    In September 2015, the Compensation Committee approved the use of net income, working capital and certain personal objectives as the determinant of short-term cash incentive compensation for Fiscal 2016. The table below sets forth the short-term cash incentive compensation opportunity for each NEO.

Short-term Cash Incentive Compensation Opportunity

Named Executive Officer	Threshold(1) (Percent of Base Salary)	Target (Percent of Base Salary)	Maximum, or Overachievement(2) (Percent of Base Salary)
Michael A. Lucas(3)	50%	100%	200%
Thomas W. Powell(4)	—	—	—
Don R. Madison	37.5%	75%	150%
Brett A. Cope(5)	37.5%	75%	150%
Milburn E. Honeycutt	25%	50%	100%

Notes:	(1) Threshold is 50% attainment of the targeted objectives for the fiscal year.

(2)	The maximum, or overachievement, percentage is 200% attainment of the targeted objectives for the fiscal year.

(3)	On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(4)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(5)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

Fiscal 2016 Financial Objectives:

For Fiscal 2016, management prepared a report on the achievement of short-term cash incentive goals which were reviewed and approved by the Compensation Committee. The amounts set forth below show the target values for achieving the threshold, target and maximum levels established for each financial objective. The table below discloses the Fiscal 2016 program threshold, target and maximum targets that were approved in advance of the fiscal year as well as the actual outcomes that led to payouts that were above target.

	Threshold	Target	Maximum	Actual	Actual Performance Multiplier
Net Income ($MM)	$1.2	$2.3	$4.6	$15.5	200.0%
Working Capital (% of Revenue)(1)	25.2%	21.0%	14.7%	20.1%	114.0%

Notes: (1)	Working Capital is defined as a thirteen point average of current assets (excluding cash) less current liabilities divided by annual revenue.

Fiscal 2016 Personal Objectives:

The personal performance objectives vary for each NEO and are tailored to the job responsibilities of each individual NEO. Personal performance objectives considered in determining incentive awards are subject to change from year-to-year, depending on the needs of the Company and the role of the NEO; however, personal performance objectives in Fiscal 2016 generally fell under three broad categories: (1) operational and process improvements; (2) development of managerial leaders and talent within the Company; and (3) risk management and corporate governance best practices.

Mr. Madison’s personal performance objectives included: talent development; process improvements; and risk management and corporate governance. Mr. Cope’s personal performance objectives included: product and process improvements, team development and succession planning; and strengthening key customer relationships. Mr. Honeycutt’s personal performance objectives included: talent development; and process improvements.

While some of the Fiscal 2016 individual performance objectives for each NEO may be measured by objective standards, others may be more qualitative in nature and are ultimately subject to the determination of the Compensation Committee based on input from our Chief Executive Officer.

The table below summarized the Short-term Incentive Compensation program for Fiscal 2016.

	Net Income 60%	Average Working Capital 20%	Personal Objectives 20%	Performance Summary 100%	Short Term Incentive Award
Michael A. Lucas(1)	—	—	—	—	—
Thomas W. Powell(2)	—	—	—	—	—
Don R. Madison	200.0%	114.0%	91.3%	161.3%	$446,942
Brett A. Cope(3)	200.0%	114.0%	96.4%	162.1%	$449,772
Milburn E. Honeycutt	200.0%	114.0%	95.0%	161.8%	$195,778

Notes:	(1) On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(2)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(3)	On December 30, 2015, Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company.

Long-Term Incentives:    In September 2015, the Compensation Committee elected to use two long-term compensation vehicles for each of our NEOs for Fiscal 2016. All officers participate in long-term performance-vesting restricted stock unit awards and in time-vesting restricted stock unit awards; 40% of the target value of each executive’s long-term incentive opportunity is performance-vesting restricted stock unit awards, and 60% of the target value of each executive’s long-term incentive opportunity is time-vesting restricted stock units. The number of performance-based restricted stock units and time-vesting restricted stock awards was determined by dividing the target compensation amount by the value of one share of the Company’s Common Stock. The value used in the calculation was the average of the high/low stock price on September 30, 2015.

Time-vesting restricted stock unit awards vest on a pro-rata basis over a three-year period. Vesting of performance-based restricted stock unit awards awarded executive officers is dependent on (i) such officer’s continued service for three years following the award and (ii) the Company achieving a specified performance objective over such three-year period. The Compensation Committee chose a three-year vesting period because it believes such a requirement is consistent with the practices of other companies in the markets in which Powell competes. The Compensation Committee chose net income as a performance measure for the performance-vesting awards because it believes that consistent delivery of net income over time is, for the Company, the most reliable indicator of the outcomes that drive the value of our stock.

The actual number of performance shares earned will be determined according to the table below by multiplying the percentage earned by the number of performance-based restricted stock units initially awarded on October 1, 2015. The number of performance units earned when performance falls between threshold and target is determined by straight-line interpolation. The slope of the line established for performance between threshold and target is extended for results above target. For awards granted on or after October 1, 2013, the number of units that may be earned is capped, and amounts of net income in excess of 250% of target will not be considered in determining performance-based long-term incentive outcomes.

Time-based restricted stock and performance-based restricted units awarded to NEOs on October 1, 2015, were as follows:

Named Executive Officer	Performance-Vesting Restricted Shares	Time-Vesting Restricted Units
Michael A. Lucas(1)	14,900	22,400
Thomas W. Powell(2)	—	—
Don R. Madison	3,700	5,600
Brett A. Cope(3)	3,700	5,600
Milburn E. Honeycutt	1,600	2,400

Notes:	(1) On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(2)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(3)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

In June 2016, the Compensation Committee approved a special award of restricted stock units to encourage the retention of officers. This award of time-vesting restricted stock unit awards vests 100% on July 1, 2019.

Time-based restricted stock restricted units awarded to NEOs on July 1, 2016, were as follows:

Named Executive Officer	Time-Vesting Restricted Units
Michael A. Lucas(1)	-0-
Thomas W. Powell(2)	-0-
Don R. Madison	5,000
Brett A. Cope(3)	5,000
Milburn E. Honeycutt	2,500

Notes:	(1) On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(2)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(3)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

Long-Term Performance Award Vesting Schedule

(Percent of Performance Units that Vest)

Performance-based long-term incentive Restricted Stock Units granted on October 1, 2015 for the three-year period ending September 30, 2018, contingent on the Company’s achievement of net income objectives, will vest as shown in the table below:

	Threshold	Target	Maximum
Net Income ($MM)	50%	100%	200%

Vesting of prior-year awards

Performance-based long-term incentive awards effective for the three-year period ending September 30, 2016, were contingent on the Company’s achievement of net income objectives. Target numbers of shares, performance targets, performance outcomes and shares earned (as verified by the Compensation Committee) under the award are shown in the table below:

Fiscal 2014-2016 Performance Award Metrics and Outcomes

	Threshold	Target	Maximum	Actual(1)	Performance Multiplier
Net Income ($MM)	$66.9	$89.3	$223.3	$60.5	0.0%

Notes: (1)	Actual net income was adjusted to exclude the benefits of a partial reversal of the valuation allowance against the Canadian net deferred tax assets.

Performance Shares Earned

Name	Target Shares	Performance Multiplier	Shares Earned
Michael A. Lucas(1)	n/a	n/a	n/a
Thomas W. Powell(2)	n/a	n/a	n/a
Don R. Madison	2,700	0.0%	- 0 -
Brett A. Cope(3)	1,200	0.0%	- 0 -
Milburn E. Honeycutt	1,200	0.0%	- 0 -

Notes:	(1) On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(2)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(3)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

Severance and Employment Agreements

Beginning in fiscal year ended September 30, 2012, the Company has entered into executive employment agreements with certain executives, including the NEOs. In order for the Company to recruit and retain the best possible executives, the Company seeks to negotiate employment agreements that provide for the mutual benefit of the Company, its stockholders and the executive.

Our executive employment agreements exclusively govern the executive’s rights upon termination of employment with the Company which include: A) Termination by the Company for Cause or Resignation by Executive without Good Reason (in each case, as defined in the employee’s employment agreement); B) Retirement, Disability or Death; C) Termination by the Company for Poor Performance; D) Termination by the Company without Cause and not for Poor Performance or Resignation by executive for Good Reason prior to a Change in Control; and E) Termination by the Company without Cause and not for Poor Performance or Resignation by executive for Good Reason during the Protected Period following a Change in Control.

Due to existing contractual relationships with Messrs. Madison and Honeycutt that were individually negotiated, the Company is obligated to provide for a gross-up of excise taxes that may apply to certain contractual payments made on account of a change in control. However, on December 2, 2013, the Compensation Committee adopted a policy that the Company will no longer enter into agreements that provide tax gross-ups to executives.

Tax and Accounting Implications of Executive Compensation

The Compensation Committee considers tax and accounting implications in the design of the Company’s compensation programs. While the Compensation Committee intends most compensation paid by the Company to be deductible under Section 162(m) of the Code, it may exercise discretion to pay compensation that does not meet the requirements of Section 162(m) if it judges that doing so would better serve shareholder interests. The Company’s long-term and short-term plans are designed to comply with the requirements of Section 162(m) and other provisions of the Code and to meet the conditions necessary for tax deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussion referenced above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

The Compensation Committee of the Board,

Christopher E. Cragg, Chairman

Bonnie V. Hancock

Scott E. Rozzell

Executive Compensation Tables

SUMMARY COMPENSATION TABLE FOR FISCAL 2016, 2015 AND 2014

The following table provides certain summary information concerning cash and certain compensation paid to the Chief Executive Officer, Chief Financial Officer and all other Named Executive Officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(8)		Total ($)
Michael A. Lucas,	2016	$160,750	—	$1,129,071	—	—	$56,412	$1,692,297		$3,039,194
President and Chief	2015	$643,000	—	$1,125,250	—	$366,969	$(14,363)	$59,623		$2,180,479
Executive Officer(5)	2014	$625,000	$559,762	$781,250	—	$581,250	—	$50,383		$2,597,645
Thomas W. Powell,	2016	—	—	$51,260	—	—	—	$258,303	(6)	$309,563
President and Chief	2015	—	—	—	—	—	—	—		—
Executive Officer(6)	2014	—	—	—	—	—	—	—		—
Don R. Madison,	2016	$370,000	—	$479,361	—	$446,942	$204,013	$42,401		$1,542,716
Executive Vice President,	2015	$370,000	—	$277,500	—	$158,373	$(39,522)	$47,303		$813,654
Chief Financial and Administrative Officer, Secretary and Treasurer	2014	$359,000	—	$269,250	—	$250,403	$144,840	$45,383		$1,068,876
Brett A. Cope	2016	$340,500	—	$479,361	—	$449,384	—	$36,417		$1,305,662
Senior Vice President and	2015	—	—	—	—	—	—	—		—
Chief Operating Officer(7)	2014	—	—	—	—	—	—	—		—
Milburn E. Honeycutt,	2016	$242,000	—	$220,005	—	$195,778	—	$40,992		$693,798
Vice President,	2015	$242,000	—	$121,000	—	$69,056	—	$40,992		$473,048
Controller and Chief Accounting Officer	2014	$237,000	—	$118,500	—	$110,205	—	$45,383		$511,088

(1)

The amounts set forth under the columns labeled “Bonus” and “Non-Equity Incentive Plan Compensation” relate to compensation described as “Short-term Cash Incentive Compensation” under the Compensation Discussion & Analysis. The amounts set forth under the columns “Stock Awards” and “Option Awards” relate to compensation described as “Long-term Compensation” under the Compensation Discussion & Analysis.

(2)

The Compensation Committee granted Mr. Lucas a cash award in Fiscal 2014 equivalent to shares he would have earned had he been a participant in the performance-vesting award, pro-rated for the period served as an executive officer. Mr. Lucas was elected President and Chief Executive Officer of the Company effective August 20, 2012.

(3)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year.

(4)

The amounts in this column reflect: A) matching contributions by the Company pursuant to the Powell Industries, Inc. 401(k) Plan for Messrs. Madison, Cope and Honeycutt, which for Fiscal 2016 was $7,950 each; B) an automobile allowance for Messrs. Lucas, Madison, Cope and Honeycutt, which for Fiscal 2016 was $6,000, $24,000, $24,000, $24,000, respectively; C) an executive physical allowance for Messrs. Madison, Cope and Honeycutt, which for Fiscal 2016 was $1,250 each; and D) supplemental executive life and disability insurance for Messrs. Lucas, Madison, Cope and Honeycutt, which for Fiscal 2016 was $4,700, $9,201, $2,815 and $3,217, respectively. In addition, Mr. Lucas also received benefits of $1,680,248 in connection with his separation agreement.

(5)	On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(6)

Following the resignation of Mr. Lucas, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the board agreed to reimburse Mr. Powell for his incremental living expenses. Included in “All Other Compensation” column for Mr. Powell are his A) incremental living expenses of $93,303, B) director fees of $90,000, and C) Executive Benefit Plan compensation of $75,000. Mr. Powell is covered by the Company’s Executive Benefit Plan. Pursuant an Executive Benefit Agreement executed under such Plan, following normal retirement after age 65 and having completed at least ten years of continuous employment, Mr. Powell is entitled to salary continuation payments of $150,000 per year for five years beginning October 1, 2008, and then $75,000 per year for ten years beginning October 1, 2013.

(7)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company effective December 30, 2015.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2016

The following table shows plan-based awards granted to the NEOs during Fiscal 2016. The plan-based awards identified in the table below that are also equity-based are reported in the Outstanding Equity Awards at Fiscal Year-End table as well.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael A. Lucas(2)	321,500	643,000	1,286,000	11,175	14,900	37,250	22,400	—	—	1,129,071
Thomas W. Powell(3)	—	—	—	—	—	—	2,000	—	—	51,260
Don R. Madison	138,750	277,500	555,000	2,775	3,700	9,250	10,600	—	—	479,361
Brett A. Cope(4)	138,750	277,500	555,000	2,775	3,700	9,250	10,600	—	—	479,361
Milburn E. Honeycutt	60,500	121,000	242,500	1,200	1,600	4,000	4,900	—	—	220,005

(1)

The amounts in this column reflect the grant date fair value of the award, computed in accordance with ASC Topic 718, pursuant to our equity compensation plan, and based upon the probable outcome of any performance condition.

(2)	On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(3)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(4)	Mr. Cope was elected as Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options and restricted stock unit awards of the NEOs at September 30, 2016. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each NEO.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(11) ($)
Name	Exercisable	Unexercisable
Michael A. Lucas(8)	—	—					—		—
Thomas W. Powell(9)	—	—					1,000	(1)	$40,050
							2,000	(2)	$80,100
Don R. Madison	—	—					4,000	(3)	$160,200
							900	(4)	$36,045
							3,700	(5)	$148,185
							3,733	(6)	$149,507
							5,000	(7)	$54,180
Brett A. Cope(10)	—	—					1,900	(3)	$76,095
							434	(4)	$17,382
							3,700	(5)	$148,185
							3,733	(6)	$149,507
							5,000	(7)	$54,180
Milburn E. Honeycutt	—	—					1,800	(3)	$72,090
							400	(4)	$16,020
							1,600	(5)	$64,080
							1,600	(6)	$64,080
							2,500	(7)	$100,125

(1)	Shares of Restricted Stock granted on February 25, 2015. Based on continued service with the Company, 100% of the remaining shares will vest on February 25, 2017.

(2)	Shares of Restricted Stock granted on February 24, 2016. Based on continued service with the Company, 50% of the remaining shares will vest on February 24, 2017 and balance on February 24, 2018.

(3)

Represents the number of shares of Common Stock that will be granted at target performance, based on a performance-vesting restricted stock unit (RSU) agreement dated October 1, 2014. Based on continued employment with the Company, the RSU agreement will vest on September 30, 2017.

(4)

Represents the number of shares of Common Stock that will be granted, based on a time-vesting restricted stock unit (RSU) agreement dated October 1, 2014. Based on continued employment with the Company, 100% of the remaining units available will vest on September 30, 2017.

(5)

Represents the number of shares of Common Stock that will be granted at target performance, based on a performance-vesting restricted stock unit (RSU) agreement dated October 1, 2015. Based on continued employment with the Company, the RSU agreement will vest on September 30, 2018.

(6)

Represents the number of shares of Common Stock that will be granted, based on a time-vesting restricted stock unit (RSU) agreement dated October 1, 2015. Based on continued employment with the Company, 50% of the remaining units available will vest on September 30, 2017 and the balance on September 30, 2018.

(7)

Represents the number of shares of Common Stock that will be granted, based on a time-vesting restricted stock unit (RSU) agreement dated July 1, 2016. Based on continued employment with the Company, the RSU agreement will vest on July 1, 2019.

(8)	On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(9)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(10)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

(11)	Based on the closing sales price per share of the Company’s Common Stock on September 30, 2016, of $40.05.

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL 2016

The following table sets forth information with respect to the NEOs concerning the exercise of stock options and the receipt of stock awards during Fiscal 2015.

	Option Awards		Stock Awards(1)(2)(6)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael A. Lucas(3)	—	—	60,909	$2,439,405
Thomas W. Powell(4)	—	—	2,000	$80,100
Don R. Madison	—	—	3,367	$134,848
Brett A. Cope(5)	—	—	2,566	$102,768
Milburn E. Honeycutt	—	—	1,466	$58,713

(1)	The numbers and values represented in this table for stock awards reflect pre-tax amounts.

(2)	The number of shares reflected herein represents the number of shares earned as a result of the vesting of restricted stock units during the fiscal year.

(3)

On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company. The number of shares reflected represents the accelerated vesting of restricted stock units under Mr. Lucas’ separation agreement.

(4)

On December 24, 2015, Mr. Powell was elected as President and Chief Executive Officer of the Company and served on an interim basis until October 1, 2016. While serving as President and Chief Executive Officer, Mr. Powell declined additional compensation incremental to his director and Executive Benefit Plan compensation. However, the Board agreed to reimburse Mr. Powell for his incremental living expenses while serving as President and Chief Executive Officer. See footnote 6 to the Summary Compensation Table in this Proxy Statement.

(5)	Mr. Cope was elected Senior Vice President and Chief Operating Officer of the Company on December 30, 2015.

(6)  Based on the closing sales price of the Company’s Common Stock on September 30, 2016, of $40.05.

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL 2016

The following table sets forth information with respect to the NEOs’ nonqualified deferred compensation during Fiscal 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael A. Lucas(1)	$293,575	$10,400	$57,076	$927,939	$	- 0 -
Thomas W. Powell	—	—	—	—		—
Don R. Madison	$128,241	$11,406	$204,013	—		$2,086,012
Brett A. Cope	—	—	—	—		—
Milburn E. Honeycutt	—	—	—	—		—

(1)	On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company.

(2)	Amounts credited to officers’ during the last fiscal year were for both Fiscal 2015 and Fiscal 2016.

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE OF CONTROL AT FISCAL YEAR-END

Employment agreements provide for certain benefits in connection with various forms of termination of employment as follows.

A)	In the event of Termination by the Company for Cause or Resignation by Executive without Good Reason the executive would be eligible to receive the executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company.

B)	Upon termination of executive’s employment hereunder for either Retirement, Disability or Death, then executive or executive’s estate (as the case may be) shall be entitled to receive the following:

a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	A prorated portion of the Targeted Short-term Incentive Compensation for the current fiscal year, prorated based on the percentage of the current fiscal year that shall have elapsed through the date of termination; and

c.	With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall immediately vest; and

d.	In the event of termination for Disability or Death, an amount, paid on the first business day of each month, equal to 100% of the applicable monthly COBRA premium under the Company’s group health plan, continued for the lesser of (i) twelve (12) months or (ii) until such COBRA coverage for executive terminates.

C)	If executive’s employment is terminated By the Company for Poor Performance then executive shall be entitled to receive from the Company the following:

a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	Continued payment of executive’s base salary for twelve (12) months following the date of such termination; and

c.	With respect to any outstanding unvested equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall be forfeited; and

d.	An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) twelve (12) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer.

D)	If executive’s employment is terminated By the Company without Cause or Resignation by Executive for Good Reason Prior to a Change in Control the Executive shall be entitled to receive from the Company the following:

a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	Continued payment of executive’s base salary for twelve (12) or twenty-four (24) months (as provided in such executive’s employment agreement) following the date of such termination; and

c.	An amount equal to one (1) times the Target Short-term Incentive Compensation of executive for the fiscal year in which executive’s employment terminates; and

d.	With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall immediately vest; and

e.	An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) eighteen (18) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer; and

f.	Outplacement services (not to exceed $25,000) for twelve (12) months or until the executive obtains substantially comparable employment (as determined by the Company), whichever is shorter.

E)	If executive’s employment is terminated By the Company without Cause (and other than by reason of Poor Performance or Executive’s Death or Disability) or if Executive resigns for Good Reason during the Protected Period immediately following a Change in Control, then executive shall be entitled to receive from the Company the following:

a.	Executive’s earned, but unpaid compensation and such employee benefits, if any, as to which executive may be entitled under the terms of the employee benefit plans of the Company; and

b.	Continued payment of executive’s termination base salary for twenty-four (24) or thirty-six (36) months (as provided in such executive’s employment agreement) following the date of such termination; and

c.	An amount equal to two (2) times the Targeted Short-term Incentive Compensation of executive for the fiscal year in which executive’s employment terminates; and

d.	With respect to any outstanding equity-based awards, whether “time-based” or “performance-based” vesting (including, but not limited to, any unvested options, restricted stock, restricted stock units and performance share units), such outstanding awards shall immediately vest; and

e.	An amount equal to one hundred percent (100%) of the applicable COBRA premium under the Company’s group health plan, continued for the lesser of (i) eighteen (18) months from the date of termination or (ii) the date on which executive qualifies for health insurance as a result of employment by or association with a subsequent employer; and

f.	Outplacement services (not to exceed $25,000) for twelve (12) months or until the executive obtains substantially comparable employment (as determined by the Company), whichever is shorter; and

g.	With respect to Messrs. Madison and Honeycutt, benefits paid to each executive shall be grossed up by the Company to cover (1) any federal excise tax due by that executive on account of these benefit payments and (2) any federal income and employment taxes due on federal excise tax. However, on December 2, 2013, the Compensation Committee has determined to cease the practice of providing for gross-up for federal income tax purposes on a going forward basis. The Company does not believe any financial liability for excise tax on gross-up payments existed as of September 30, 2016.

Change in control shall mean any of the following:

•

Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

•

A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

•

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

•	The stockholders of the Company approve a plan of complete liquidation of the Company; or

•	The sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

Material Conditions and Obligations Under the Employment Agreements

In connection with their employment agreements, each NEO has agreed not to (A) compete with the Company for so long as he is employed by the Company and for the greater of (i) one year from the date of termination of his employment and, (ii) if applicable, the period during which he is entitled to receive severance (the “Restricted Period”) or (B) solicit or encourage any employee or consultant of the Company to leave employment of the Company or otherwise hire any such employees during the Restricted Period.

The following table quantifies certain payments and benefits that would become payable under existing plans and arrangements if the NEO’s employment had terminated on September 30, 2016. The information is provided relative to the NEO’s compensation and service levels as of the date specified.

Name	Benefit	Resignation or Termination for Cause	Retirement, Disability or Death	Termination for Poor Performance	Termination w/o Cause or for Good Reason Before Change in Control	Termination w/o Cause or for Good Reason After Change in Control
Don R. Madison	Severance Pay	- 0 -	- 0 -	$370,000	$740,000	$740,000
	Short-term Incentive Compensation	- 0 -	- 0 -	- 0 -	277,500	555,000
	Equity Award Acceleration(1)	- 0 -	$694,187	- 0 -	694,197	694,197
	Health Care Benefit Continuation	- 0 -	- 0 -	24,000	36,000	36,000
	Outplacement Services	- 0 -	- 0 -	- 0 -	25,000	25,000
Brett A. Cope	Severance Pay	- 0 -	- 0 -	370,000	740,000	1,110,000
	Short-term Incentive Compensation	- 0 -	- 0 -	- 0 -	277,500	555,000
	Equity Award Acceleration(1)	- 0 -	591,418	- 0 -	591,418	591,418
	Health Care Benefit Continuation	- 0 -	- 0 -	24,000	36,000	36,000
	Outplacement Services	- 0 -	- 0 -	- 0 -	25,000	25,000
Milburn E. Honeycutt	Severance Pay	- 0 -	- 0 -	242,000	242,000	484,000
	Short-term Incentive Compensation	- 0 -	- 0 -	- 0 -	121,000	242,000
	Equity Award Acceleration(1)	- 0 -	316,395	- 0 -	316,395	316,395
	Health Care Benefit Continuation	- 0 -	- 0 -	24,000	36,000	36,000
	Outplacement Services	- 0 -	- 0 -	- 0 -	25,000	25,000

(1)	Based on the closing sales price of the Company’s Common Stock on September 30, 2016, of $40.05

On December 24, 2015, Mr. Lucas resigned as President and Chief Executive Officer of the Company. In connection with Mr. Lucas’ resignation, Mr. Lucas and the Company entered into a Severance Agreement and Release (the “Severance Agreement”) effective December 24, 2015 (the “Resignation Date”). The Severance Agreement terminates Mr. Lucas’ employment agreement with the Company dated as of August 20, 2012 and provides, among other things, that in exchange for Mr. Lucas’ release of all claims arising out of or relating to Mr. Lucas’ employment with the Company and Mr. Lucas’ resignation therefrom, Mr. Lucas will receive the following benefits: (i) continued payment of Mr. Lucas’ base salary and all other employment benefits to which Mr. Lucas would otherwise be entitled through December 31, 2015; (ii) cash payments, less applicable withholdings, equal to a total of $1,954,000.00; (iii) early vesting of 60,909 shares of unvested common stock of the Company, previously awarded to Mr. Lucas under the Company’s long term incentive compensation plan; and (iv) beginning January 2016, 100% of the COBRA premium which would otherwise be due under the Company’s group health plan for the lesser of (a) eighteen (18) months from the Resignation Date or (b) the date on which Mr. Lucas qualifies for health insurance as a result of employment by or association with a subsequent employer. The Severance Agreement also provides that Mr. Lucas will remain subject to a Confidentiality, Non-Competition and Non-Solicitation Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors, and none of them are present or past employees of the Company. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the Company’s executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board or the Compensation Committee. Ms. Bonnie V. Hancock and Messrs., Christopher E. Cragg and Scott E. Rozzell served on the Compensation Committee during Fiscal 2016.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2016, and discussed them with management and the Company’s independent registered public accounting firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2016, for filing with the Commission. The Audit Committee also reviewed with management and the Company’s independent registered public accounting firm the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, March 31 and June 30, 2016, prior to their being filed with the Commission.

With and without management present, the Audit Committee discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s September 30, 2016, financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required to be discussed by generally accepted auditing standards, including those described in Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board,

Eugene L. Butler, Chairman

Christopher E. Cragg

Stephen W. Seale, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the year ended September 30, 2016. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Audit Committee approved all services rendered by the Company’s independent registered public accounting firm during the years ended September 30, 2016, and September 30, 2015.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Audit Committee or by the Audit Committee Chairman on its behalf. As to any services approved by the Audit Committee Chairman, the approval is reported to the Audit Committee at the following meeting of the Audit Committee.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

For 2016 and 2015, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers
	2016		2015
Audit Fees	$1,148,725		$1,191,225
Audit-Related Fees	—		—
Tax Fees
Tax compliance services	56,363	(1)	49,385	(1)
Tax advisory services	—		—
All Other Fees	—		—
TOTAL	$1,205,088		$1,240,610

(1)	Tax compliance services relate to the preparation and filing of the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the fiscal year ended September 30, 2016, were in compliance except Mr. Seale did not timely file a Form 4 with respect to a transaction that occurred on September 22, 2015; Mr. Lucas did not timely file a Form 4 with respect to a transaction that occurred on October 1, 2015; Mr. Williams did not timely file a Form 4 with respect to a transaction that occurred on February 24, 2016; Mr. Madison did not timely file a Form 4 with respect to a transaction that occurred on February 23, 2016; Mr. Honeycutt did not timely file a Form 4 with respect to a transaction that occurred on February 23, 2016; Mr. Cope did not timely file a Form 4 with respect to a transaction that occurred on February 23, 2016.

OTHER MATTERS

As of the date of this statement, the Board has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company, to hold a stockholder advisory vote on the compensation of executives and to hold a vote on the frequency of future say-on-pay votes. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

ANNUAL REPORT

An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended September 30, 2016, are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2018 must be received at the office of the Secretary of the Company no later than September 11, 2017, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2018 Annual Meeting of Stockholders and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by November 24, 2017. If such notice is received after November 24, 2017, then the notice will be considered untimely, and the Company is not required to present such business at the 2017 Annual Meeting.

All proposals must comply with applicable SEC regulations and the Company’s bylaws as amended to date.

By Order of the Board

/s/ Thomas W. Powell
Thomas W. Powell
Chairman of the Board

Dated: January 9, 2017

0	∎

POWELL INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 22, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Scott E. Rozzell and John D. White, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of the Company at 7232 Airport Boulevard, in Houston, Texas 77061, on Wednesday, February 22, 2017 at 11:00 a.m., Houston time, and at any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)

∎ 1.1	14475 ∎

ANNUAL MEETING OF STOCKHOLDERS OF

POWELL INDUSTRIES, INC.

February 22, 2017

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.shareholder.com/powell/proxies.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

∎ 20330004000000000000 1	022217

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES,

“FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND TO HAVE A SAY-ON-PAY VOTE EVERY YEAR.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1.	Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2020.			2.	Resolved, that the stockholders approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.		☐	☐	☐
		NOMINEES: ○ EUGENE L. BUTLER ○ CHRISTOPHER E. CRAGG ○ BONNIE V. HANCOCK
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES					ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			3.	To hold a vote on whether the Company will conduct future say-on-pay votes every year, every two years or every three years.	☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				4.

In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

				If properly executed, this voting instruction will be voted as directed herein.

				IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎